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                                 Exhibit 23.3
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                       CONSENT OF ABN AMRO INCORPORATED


We hereby consent (i) to the use of our name and to the description of our draft opinion letter, which has been approved by us, under the captions "SUMMARY INFORMATION - Opinion of Financial Advisor to First Financial" and "TERMS OF THE PROPOSED MERGER - Opinion of Financial Advisor to First Financial" in; and (ii) to the inclusion of such draft opinion letter as Annex A to First Financial Bancorporation's Proxy Statement which is part of Mercantile Bancorporation Inc.'s Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on June 18, 1998, with this consent as an exhibit. Currently, we anticipate delivering to First Financial Bancorporation's Board of Directors an opinion of even date with the Proxy Statement in substantially the same form as our draft opinion. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that may come within the category of persons whose consent is required under, Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                 ABN AMRO INCORPORATED


                                 By: /s/ John J. Harris
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                                     John J. Harris
                                     Managing Director


Chicago, Illinois
June 17, 1998